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                                                                    Exhibit 23.1

                                                          [Letterhead]
                                                     Deloitte & Touche LLP
                                                     Two Prudential Plaza
                                                     180 North Stetson Avenue
                                                     Chicago, Illinois 60601

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-92134 of Deere & Company and John Deere B.V. on Form S-3 of our report dated November 20, 2001, appearing in the Annual Report on Form 10-K of Deere & Company for the year ended October 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Chicago, Illinois

August 14, 2002